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                                                                   EXHIBIT 10.24

                          IASIS HEALTHCARE CORPORATION

June 22, 2004

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Re: Rollover Options

Dear ____________,

      As you may know, in connection with the transactions (the "Transactions") contemplated by the Agreement and Plan of Merger, dated as of May 4, 2004 (the "Merger Agreement"), by and among IASIS Investment LLC ("Purchaser"), Titan Acquisition Corporation and IASIS Healthcare Corporation (the "Company"), the Company will become a wholly-owned subsidiary of Purchaser. In connection with the Transactions and pursuant to the Merger Agreement, you agree that on the Effective Time your current options to purchase _______ common shares of the Company with an exercise price of $9.52 per share (the "Original Rollover Options"), will be converted into a fully-vested option to purchase _________ common shares at an exercise price of $8.75 per share and a fully-vested option to purchase ________ preferred shares at an exercise price of $437.48 per share of the Company (collectively, the "New Rollover Options") in accordance with
Section 2.05 of the Merger Agreement. Capitalized terms used in this letter and not defined herein shall have the meanings set forth in the Merger Agreement.

      The New Rollover Options shall have the same terms and conditions applicable to your Original Rollover Options immediately prior to the Transactions; provided, however, that notwithstanding any provisions to the contrary in the Original Rollover Options or the employment agreement, dated as of May 4, 2004, (the "Employment Agreement") between you and the Company, (a) such New Rollover Options shall remain outstanding and exercisable for the remainder of their original term regardless of any termination of your employment for any reason, and (b) prior to exercising the New Rollover Options you shall be required to execute a Management Stockholders' Agreement (attached as Exhibit D to the Employment Agreement).

      All Options to purchase common shares of the Company (other than the Original Rollover Options) that you hold immediately prior to the Transactions will be cancelled in exchange for a payment equal to the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Option, multiplied by the number of Company Shares underlying such Options, in accordance with Section 2.05(a) of the Merger Agreement. Receipt of payment with respect to any Option with an exercise price that is less than the Per Share Merger Consideration shall be in full and final settlement of all Options, including Options with an exercise price equal to or greater than the Per Share Merger Consideration (other than the Original Rollover Options).

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      Accordingly, you hereby agree and acknowledge that (i) the stock option agreement evidencing the Original Rollover Options that you have received from the Company pursuant to the 2000 Stock Option Plan is hereby amended to reflect the conversion of your Original Rollover Options into New Rollover Options as described above, (ii) all of your Options which are not Original Rollover Options as of the consummation of the Transactions shall be cancelled and the payment described above shall be in full and final satisfaction of any and all obligations in respect of all of your Options (other than the Original Rollover Options) and (iii) as a condition to exercising your New Rollover Options, you will execute the Management Stockholders' Agreement provided to you by the Company.

      Please note that the terms of this letter agreement are subject to and conditioned upon the consummation of the Transactions under the Merger Agreement. Please sign and return this letter to the undersigned to evidence your acknowledgement and agreement with the foregoing. By execution of this letter, you also hereby agree and acknowledge that this letter (i) replaces and supercedes the letter to you relating to the rollover of your Original Rollover Options, dated May 4, 2004, and (ii) replaces, in its entirety, Exhibit A to the Employment Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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      We appreciate your support and thank you for your assistance.

                                           Sincerely,
                                           ____________________________
                                           IASIS Healthcare Corporation
                                           By:_________________________
                                           Title:______________________

Agreed and Accepted:

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